PTS.00106EXHIBIT 10.19

STANLEY BLACK & DECKER, INC.
2020 Restricted Stock Unit Deferral Plan
For Non-Employee Directors

ARTICLE I
PURPOSE
The purpose of the Plan is to provide non-employee directors of the Company the opportunity to defer the receipt of Shares payable pursuant to RSU Awards granted during fiscal year 2020 and beyond for tax or other reasons suited to the Participant’s own financial strategies. The Plan is intended to, and shall be interpreted to, comply in all respects with Section 409A.

ARTICLE II
DEFINITIONS
As used in the Plan, the following terms shall have the meanings specified in this Article 2.
2.1    Award Terms: any written instrument, agreement or other document evidencing or describing each RSU Award provided to a Participant pursuant to the Omnibus Plan and the Plan, which sets forth certain of the terms and conditions applicable thereto, which instrument, agreement or other document shall be in a form approved by the Committee from time to time.
2.2    Beneficiary: the Person(s) designated in accordance with Article 9 below.
2.3    Board: the Board of Directors of the Company.
2.4    Change in Control: a “change in the ownership” or the “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the Company’s assets” (each within the meaning of Section 409A).
2.5    Committee: the Corporate Governance Committee of the Board or, if there is no such committee, the Board, provided that no Participant shall be permitted to act in the capacity of a director with respect to any matters pertaining directly to such Participant’s own RSU Award(s).
2.6    Common Stock: the common stock of the Company, par value $2.50 per share, subject to adjustment pursuant to Article 8.
2.7    Company: Stanley Black & Decker, Inc., a Connecticut corporation, and any successor thereto.
2.8    Compensation Committee: the Compensation & Talent Development Committee of the Board.
2.9    Dividend Equivalent Account: a notional account established on the books and records of the Company to record any dividend equivalents credited in respect of any outstanding RSU Awards deferred under this Agreement.
2.10    Effective Date: December 3, 2019.
2.11    Eligible Director: each member of the Board who is not an employee of the Company or any of its subsidiaries.
2.12    Grant Date: with respect to an RSU Award, the date as of which such RSU Award is granted to a Participant, as communicated to the Participant.
2.13    Initial Deferral Election Rule: Except as otherwise permitted by Section 409A, a Participant’s initial election with respect to the deferral of any Shares issuable in respect of any RSU Award must be made by December 31 of the calendar year immediately preceding the calendar year in which the services relating to the RSU Award are rendered.
2.14    Omnibus Plan: the Stanley Black & Decker, Inc. 2018 Omnibus Award Plan, or any successor plan.
2.16    Participant: an Eligible Director who is selected by the Committee to participate in the Plan and who is granted an RSU Award under the Omnibus Plan.
2.17    Person: any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.
2.18    Plan: the Stanley Black & Decker, Inc. 2020 Restricted Stock Unit Deferral Plan for Non-Employee Directors, as it may be amended from time to time.
2.19    Record Date: the date established by the Company for entitlement to receive a dividend or other distribution in respect of Common Stock.
2.20    Restricted Stock Unit: a Restricted Stock Unit or an Other Stock-Based Award as defined under the Omnibus Plan.
2.21    RSU Award: a share-settled restricted stock unit award or other stock-based award granted pursuant to the Omnibus Plan, which award represents the contingent right to receive one Share, subject to the applicable Award Terms and the Plan.
2.22    Secretary: the individual holding the position of corporate secretary of the Company from time to time or his or her delegate.
2.23    Section 409A: section 409A of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final regulations, or any other guidance, promulgated with respect to section 409A by the U.S. Department of Treasury or the Internal Revenue Service.
2.24    Separation from Service: means a “separation from service” defined in Treas. Reg. Section 1.409A-1(h) or such other regulation or guidance issued under Section 409A.
2.25    Share: a share of Common Stock.
2.26    Termination Date: the date on which a Participant’s Separation from Service occurs for any reason.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Only Eligible Directors shall be eligible to participate in the Plan. Participation in the Plan shall not entitle any Participant to continue to serve as a director of the Company for any period or to receive or be eligible to receive any RSU Awards.
ARTICLE IV

DISTRIBUTIONS
Each RSU Award granted to a Participant shall be fully vested and nonforfeitable as of the Grant Date. All RSU Awards settled under the Plan shall be settled in the form of Shares.

ARTICLE V

METHOD AND TIMING OF SETTLEMENT
5.1    Elections with respect to Method and Timing of Settlement. Pursuant to the Initial Deferral Election Rule, a Participant may elect for an RSU Award to be settled in one of the following methods (each, a “Settlement Method”):
(i) in one lump sum of Shares, which Shares shall be settled on the Settlement Date, or
(ii) in three (3), five (5) or ten (10) approximately equal annual installments, with the first installment of Shares to be settled on the Settlement Date, with each subsequent installment of Shares to be settled on each of the subsequent one-year anniversaries of the Settlement Date occurring during the applicable installment period.
The term “Settlement Date” means the 90th day following the Participant’s Termination Date. In the event the Settlement Date falls on a weekend or holiday, the Settlement Date shall mean the first business day following such Settlement Date.
Election of the Settlement Method shall be made in writing, on such election form as may be approved from time to time by the Secretary.
5.2    Settlement on Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, the balance of the RSU Awards credited to the Participant’s account, and the balance of the Participant’s Dividend Equivalent Account, in each case as of immediately prior to the Change in Control, shall be settled within 30 days following such Change in Control in the manner set forth in Section 6.1(c).
5.3    Modification of Settlement Elections. The Company may, in its sole discretion, authorize the acceleration of the settlement of an RSU Award in accordance with paragraphs (j)(4)(ii) through (xiv) of Treasury Regulation §1.409A-3 (to the extent the Committee determines any such subsection(s) are applicable).

ARTICLE VI
SETTLEMENT OF AWARDS

6.1    Settlement. (a) Lump Sum Distribution. In the case of an RSU Award payable in one lump sum, on the Settlement Date, the Company shall issue to the Participant, in full settlement of such RSU Award, (i) one Share for each Restricted Stock Unit then being distributed, plus (ii) an additional number of Shares in respect of any dividend equivalents then-credited to the Participant’s Dividend Equivalent Account (as determined in accordance with Section 9.3 of this Plan) in respect of such Restricted Stock Unit. Any fractional Shares will be settled in cash.
(b) Installments. The number of Shares delivered on each installment payment date shall be equal to the number of Shares underlying the applicable RSU Award that have not yet been distributed, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of annual installments (including the current installment) remaining to be paid. In the case of an RSU Award that is to be settled in installments, on the Settlement Date applicable to such RSU Award and on each subsequent installment payment date applicable to such RSU Award, the Company shall issue to the Participant, in partial settlement of such RSU Award, (i) one Share for each Restricted Stock Unit then being settled, plus (ii) an additional number of Shares in respect of any dividend equivalents then-credited to the Participant’s Dividend Equivalent Account (as determined in accordance with Section 9.3 of this Plan) in respect of each such Restricted Stock Unit then being settled. Any fractional Shares will be settled in cash.
(c) Change in Control. At the time of settlement of a Participant’s then-current account balance in connection with a Change in Control pursuant to Section 5.2, the Company shall issue to the Participant (i) one Share for each Restricted Stock Unit then being distributed, plus (ii) an additional number of Shares in respect of any dividend equivalents then-credited to the Participant’s Dividend Equivalent Account (as determined in accordance with Section 9.3 of this Plan) in respect of such Restricted Stock Unit. Any fractional Shares will be settled in cash. Notwithstanding the foregoing, in the event of a Change in Control, the Company, in its sole discretion, may elect to change the form of settlement in order to settle Participants’ RSU Awards deferred hereunder in cash in lieu of Shares. For purposes of determining the cash amount to be paid to a Participant in connection with any cash settlement pursuant to this Section 6.1(c), the Shares credited to the Participant’s account as of immediately prior to the Change in Control, and the balance of the Participant’s Dividend Equivalent Account, shall be valued at the closing price of a Share as reported on the New York Stock Exchange Composite Transactions on the trading date immediately preceding the effective date of the Change in Control.

ARTICLE VII
ADMINISTRATION
7.1    Authority of the Committee. The Committee shall be responsible for the administration and interpretation of the Plan. Subject to any guidelines established for the Committee, as approved in writing by the Board, the Committee shall have full discretionary authority to exercise its duties and powers under the Plan and the Award Terms, including with respect to the administration and interpretation of the Plan. Subject to the terms of the Plan, the Omnibus Plan, and the Award Terms, the Committee is authorized to prescribe, amend and rescind rules and regulations relating to the administration and interpretation of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and the RSU Awards thereunder or to carry out its or their provisions and purposes. All determinations, calculations, interpretations and other actions made or taken by the Committee pursuant to the provisions of the Plan or otherwise in connection with the administration, operation or interpretation thereof shall be final, binding and conclusive for all purposes and upon all persons and shall be made in the sole and absolute discretion of the Committee.
7.2    Delegation by the Committee; Authority of the Board. The Committee may appoint in writing such person or persons as it may deem necessary or desirable to carry out any of the duties or responsibilities of the Committee hereunder and may delegate to such person or persons in writing such duties, and confer upon such person or persons in writing, such powers, discretionary or otherwise, as the Committee may deem appropriate. The Committee may employ one or more persons to render advice with regard to any of the duties or responsibilities of the Committee under the Plan. Any and all rights, duties and responsibilities of the Committee hereunder may be exercised by the Board in lieu of the Committee, in the Board’s discretion.
7.3    Reliance. The Committee shall be entitled to rely upon all determinations, certificates and reports made by any financial officer of the Company or any actuary or independent public accountant and upon all opinions of law given by any counsel selected by it (who may be counsel to the Company), and shall be fully protected in respect of any act done or omitted to be done or any determination made in good faith in reliance upon any such determination, certificate, report or opinion. No member of the Committee shall be liable for any act done or omitted to be done or determination made in the performance of its duties under this Plan or for any act done or omitted to be done by any agent or representative of such Committee so long as such person acted in good faith.
7.4    Indemnification. Each person who is or shall have been a member of the Committee or otherwise delegated any administrative duties or responsibilities hereunder shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys’ fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such person may be made a party or in which such person may be involved by reason of any action taken or failure to act under or in connection with the Plan and from and against any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against him, provided that such person shall give the Company an opportunity, at its own expense, to defend the same before such person undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law or otherwise.
ARTICLE VIII
ADJUSTMENTS IN CAPITALIZATION
If adjustments are made to outstanding Shares or to the capital structure of the Company as a result of stock dividends, stock splits or combinations, recapitalizations, mergers, consolidations, exchange offers, issuer tender offers, extraordinary cash dividends, or similar event or transaction, the Compensation Committee shall make an appropriate adjustment to the balance of the Participant’s account under the Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such action taken by the Compensation Committee shall be final and binding on the Participant. RSU Awards (and any dividend equivalents credited in respect thereof) that have not yet converted to Shares shall be subject to adjustment as set forth in Section 4(b) of the Omnibus Plan.

ARTICLE IX

GENERAL PROVISIONS
9.1    Right to Payment Unsecured. The right of a Participant to receive distributions under the Plan shall be only that of an unsecured creditor against the assets of the Company and distributions under the Plan shall be made solely from the general assets of the Company. No Participant shall have any right to any specific assets of the Company by virtue of the Plan. It is the intention of the Company that the Plan is unfunded for purposes of ERISA and the Code.
9.2    Nontransferability of Awards prior to Delivery of Shares. No RSU Awards or undistributed Shares (including any interests credited to the Participant’s Dividend Equivalent Account) may be transferred, sold, assigned, pledged, encumbered, hypothecated, alienated or otherwise disposed of, other than by will or by the laws of descent and distribution.
9.3    Rights as a Stockholder; Dividend Equivalents. The Participant shall not have any interest in any RSU Awards or any Shares deferred under the Plan until such Shares have been distributed and issued to the Participant, other than the right to receive dividend equivalents or other distributions that the Participant would have otherwise been entitled to receive in respect of the Shares had the Participant been the owner of such Shares on the applicable Record Date.
(i)     Crediting of Dividends. With respect to each RSU Award hereunder, the Participant’s Dividend Equivalent Account shall be credited as follows: if on any date while any portion of the RSU Award is outstanding the Company pays a dividend on the Shares (other than a dividend payable in Shares), the number of Restricted Stock Units underlying the Participant’s account with respect to his or her RSU Award shall, as of the payment date for such dividend payment, be increased by a number of Restricted Stock Units equal to: (a) the product of (x) the number of Restricted Stock Units underlying the Participant’s RSU Award as of such Record Date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per Share value of such dividend, as determined in good faith by the Company), divided by (b) the average of the high and low price of a Share on the New York Stock Exchange on the payment date for such dividend payment. In the case of any dividend declared on shares of Common Stock that is payable in the form of Shares, the number of Restricted Stock Units underlying the Participant’s RSU Award shall be increased by a number equal to the product of (1) the aggregate number of Restricted Stock Units underlying the RSU Award on the Record Date for such dividend, multiplied by (2) the number of Shares (including any fraction thereof) payable as a dividend on a Share.
9.4    Registration of Shares. To the extent that registration of the Shares under the Securities Act of 1933 shall be required prior to their distribution under the Plan, the Company will undertake to either file a registration statement relating to such Shares or include such Shares in another registration statement to be filed within a reasonable time.
9.5    Amendment or Termination. The Plan and any RSU Awards hereunder may be amended, modified or terminated by the Board at any time or from time to time, provided that no such amendment, modification or termination (other than an amendment, modification or termination as necessary to comply with Section 409A) shall, without the consent of the affected Participant, materially and adversely affect the rights of such Participant. Notwithstanding the foregoing, the Board may amend the Plan to the extent necessary to comply with applicable securities laws, without the consent of the affected Participant, and any termination of the Plan shall be subject to compliance with Section 409A of the Code.
9.6    Limitation on Participants’ Rights. Participation in the Plan shall not be construed as conferring upon any Participant any legal right to continue to serve as a director of the Company.
9.7    Facility of Share Deliveries. In the event that the Committee shall find that any Participant to whom any benefit is payable under the Plan is unable to care for his or her affairs because of illness, accident or otherwise, the Committee may direct that any benefit due shall be paid to the duly appointed legal representative of such Participant, or if there is no duly appointed legal representative, to the Participant’s spouse or child of majority age, and the delivery of any such benefits shall be in complete discharge of the liabilities of the Company under the Plan.
9.8    Beneficiary Designation. Each Participant may from time to time name any Beneficiary or Beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Secretary (which form may be the form used generally for other benefit plan purposes) and will be effective only when filed by the Participant in writing with the Secretary during his or her lifetime. In the absence of any such designation, or in the event the designated beneficiary shall have predeceased the Participant, the Participant’s Beneficiary shall be deemed to be to the Participant’s surviving spouse, if any, or otherwise his or her estate.
9.9    Section 409A. The Plan is intended to provide for the deferral of compensation in full compliance with Section 409A. The Plan shall be construed in a manner to give effect to such intention. Each payment made under the Plan shall be considered a “separate payment” for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no commitment or guarantee to any Participant that any federal, state and/or local tax treatment will apply or be available to any person eligible for benefits under the Plan and assume no liability whatsoever for the tax consequences to any Participant. A termination of service will not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of service unless such termination is also a Separation from Service.
9.10    Notices. Each Participant shall be responsible for furnishing the Secretary with the current and proper address for the mailing of notices and delivery of agreements or other property. Any notices required or permitted to be given shall be deemed given by the Company if directed to the Participant to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed by the Company to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.
9.11    Taxes. The Participant is not an employee of the Company and, as an independent contractor, Participant will be required to pay (and the Company will not withhold or remit) any applicable taxes in connection with the settlement of any RSU Award under the Plan.
9.12    Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.
9.13    Applicable Law. This Plan shall be construed and interpreted in accordance with the laws of the State of Connecticut, without regard to the principles of conflicts of law thereof.
9.14    Number and Gender. To the extent appropriate in the context, each term used in this Plan in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.
9.15    Headings and Captions. Headings and captions in this Plan are inserted for convenience of reference only and the Plan is not to be construed by the interpretation thereof.